Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2017 Results

NEW YORK, August 9, 2017 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2017.

Second Quarter 2017 Investment Highlights:

•	Invested $12.5 million in one investment

•	Received full call proceeds of $12.2 million from three investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.StoneCastle-Financial.com.

The estimated annualized yield generated by the invested portfolio as of June 30, 2017 (excluding cash and cash equivalents) was approximately, 9.08%, up from 8.97%, year over year.

Second Quarter 2017 Financial Results

Net investment income was $2,521,609 or $0.39 per share, comprised of $4,256,513 gross income and $1,734,904 of expenses. Realized capital losses were ($18,402).

Net Assets at quarter end were $140,419,836, up from $139,347,934 in the previous quarter. The Company’s Net Asset Value was $21.47 per share, up $0.15 from the prior quarter. The value of the invested portfolio increased $919,696.

The Company declared a second quarter cash distribution of $0.37 per share. The distribution was paid on June 29, 2017 to shareholders of record at the close of business on June 20, 2017.

The Company had $49,500,000 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 25.9% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2017, the Company had total assets of $191,019,690 consisting of total investments of $186,022,696, cash of $521,184 and other assets of $4,475,810. Other assets include interest and dividends receivable of $3,334,760 and prepaid assets of $1,141,050.

During the quarter, the Company deployed $12,500,000 in one investment, First Community Holdings, Inc. Subordinated Term loan, 7.5%, 7/1/2027. The Company received three full calls of $12,244,800.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 9, 2017 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 23 2017. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13664204. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2017	March 31, 2017
Assets
Investments in securities, at fair value (cost: $188,732,477 and $189,866,948 respectively)	$186,022,696	$186,237,472
Cash(1)	521,184	3,605,587
Interest and dividends receivable	3,334,760	2,822,970
Prepaid assets	1,141,050	722,740
Total assets	191,019,690	193,388,769

Liabilities
Loan payable	49,500,000	52,750,000
Investment advisory fee payable	833,664	949,243
Loan interest payable	12,320	41,028
Directors fee payable	12,491	12,630
Accrued expenses payable	241,379	287,934
Total liabilities	50,599,854	54,040,835
Net Assets	$140,419,836	$139,347,934

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,539	$6,536
Paid-in-capital	144,799,774	144,732,513
Accumulated net investment loss	(1,369,717)	(1,473,061)
Accumulated net realized loss on investments	(306,979)	(288,578)
Net unrealized depreciation on investments	(2,709,781)	(3,629,476)
Net Assets	$140,419,836	$139,347,934

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,539,308	6,535,847
Net asset value per common share	$21.47	$21.32
Market price per share	$20.40	$20.16
Market price discount to net asset value per share	-4.98%	-5.44%

(1)	Includes $3,500,000 of restricted cash held in a segregated account at Texas Capital Bank to cover collateral requirements in the period ended March 31, 2017.

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	June 30, 2017	March 31, 2017
Investment Income
Interest	$3,177,617	$3,254,934
Dividends	1,011,275	1,185,283
Origination fee income	5,121	16,158
Other Income	62,500	62,500
Total Investment Income	4,256,513	4,518,875

Expenses
Investment advisory fees(1)	833,664	949,243
Interest expense	463,780	549,620
Transfer agent, custodian fees and administrator fees	67,045	73,794
ABA marketing and licensing fees	62,604	60,810
Bank fees	61,051	55,263
Directors’ fees	51,858	50,055
Professional fees	52,620	48,604
Investor relations fees	32,615	30,295
Insurance expense	23,267	22,695
Delaware franchise tax	22,438	22,192
Printing	11,997	21,613
Valuation fees	12,071	18,254
Miscellaneous fees	39,894	47,089
Total expenses	1,734,904	1,949,527
Net Investment Income	$2,521,609	$2,569,348

Realized and Unrealized Gain / (Loss) on Investments
Net realized gain / (loss) on investments	$(18,402)	$391,496
Net change in unrealized depreciation on investments	919,696	104,505
Net realized and unrealized gain on investments	901,294	496,001
Net Increase in Net Assets Resulting From Operations	$3,422,903	$3,065,349

(1)	The investment advisory fee at the period ended March 31, 2017 includes $115,000 recouped from the fee waiver in Q4 2016.

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three
Months Ended
June 30, 2017
Per Share Operating Performance
Net Asset Value, beginning of period	$21.32
Net investment income(1)	0.39
Net realized and unrealized gain on investments(1)	0.13
Total from investment operations	0.52

Less distributions to shareholders
From net investment income	(0.37)
Total distributions	(0.37)

Net asset value, end of period	$21.47
Per share market value, end of period	$20.40

Total Investment Return(2)
Based on market value	3.12%
Based on net asset value	2.62%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$140.4

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.97%
Expenses after waivers(5)*	4.97%
Net investment income(6)*	7.23%
Portfolio turnover rate**	7%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$49,500
Asset coverage per $1,000 for revolving credit agreement(7)	3,837

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.64%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.62%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.62%.
(6)	Ratio of net investment income to average managed assets equals 5.26%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized